SCHEDULE 14C INFORMATION
        Information Statement Pursuant to Section 14(c) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

[ ]  Preliminary Information Statement       [  ]  Confidential, for  Use of the
[X]  Definitive Information Statement              Commission Only (as permitted
                                                   by Rule 14c-5(d) (2))

                         DIALYSIS CORPORATION OF AMERICA
 ................................................................................
                (Name of Registrant as Specified In Its Charter)
 ................................................................................

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                  applies:
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         statement number, or the Form or Schedule and the date of its filing.

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




                                                        April 8, 2001


To:      Our Shareholders

From:    Thomas K. Langbein

Subject: Invitation to the Dialysis Corporation of America 2001
         Annual Meeting of Shareholders


         Management is extending its invitation to you to attend our annual meeting on May 23, 2001. The annual meeting is being held at the executive offices of Medicore, Inc., our parent, 2337 West 76th Street, Hialeah, Florida 33016 at 12:30 p.m. In addition to the formal items of business, I will review the major developments of 2000 to the present and answer your questions.

         This booklet includes the Notice of Annual Meeting and the Information Statement. Proxies are not being solicited since a quorum exists for the meeting through Medicore's 61% ownership of Dialysis Corporation of America. The Information Statement also describes the business we will conduct at the meeting, basically the election of six directors and the amendment of our 1999 Stock Option Plan, and provides information about Dialysis Corporation of America.

         We look forward to seeing you at the annual meeting.

                                           Thomas K. Langbein
                                           Chairman of the Board and
                                           Chief Executive Officer

                         DIALYSIS CORPORATION OF AMERICA


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



-------------------------------------------------------------------------

   Date:          Wednesday, May 23, 2001

   Time:          12:00 p.m.

   Place:         Executive Offices of our Parent
                  Medicore, Inc.
                  2337 West 76th Street
                  Hialeah, Florida33016
                  (305) 558-4000

-------------------------------------------------------------------------



Dear Shareholder:

         You are cordially invited to attend the 2001 Dialysis Corporation of America Annual Meeting of Shareholders to:

              1.   Elect six directors;

              2. Amend our 1999 Stock Option Plan to increase the number of shares reserved for issuance from 800,000 shares to 1,500,000 shares; and

              3. Transact any other business that may properly be presented at the annual meeting.

         If you were a shareholder of record at the close of business on April 6, 2001, you are entitled to vote at the annual meeting.

         Your copy of the Annual Report on Form 10-K of Dialysis Corporation of America for 2000 is enclosed.

                                           By order of the Board of Directors

                                           Lawrence E. Jaffe
                                           Counsel and Corporate Secretary


April 8, 2001

                                TABLE OF CONTENTS


                                                            PAGE

Information About the Annual Meeting and Voting...........    2

Proposals.................................................    4

Information About Directors and Executive Officers........    6

Executive Compensation....................................    9

Board Executive Compensation Report.......................   13

Performance Graph.........................................   15

Certain Relationships and Related Transactions............   16

Beneficial Ownership of the Company's Securities..........   19

Appendix A: Audit Committee Charter.......................  A-1

                            INFORMATION STATEMENT FOR
                         DIALYSIS CORPORATION OF AMERICA
                       2001 ANNUAL MEETING OF STOCKHOLDERS


                 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING


Q:       Why did you send me an Information Statement?
A: Management of Dialysis Corporation of America is asking you to attend and vote at the 2001 annual meeting. This Information Statement summarizes the information you need to know to vote intelligently.

Q:       Why did you not send me a proxy?
A: This is because a quorum already exists based upon the 61% ownership of the company's voting securities by Medicore, Inc., our parent company.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Q:       What does a quorum mean?
A: A quorum means a majority of the outstanding shares. The annual meeting may only proceed if a quorum is present at the meeting. A majority of the outstanding shares will be present at the meeting through Medicore. At April 6, 2001, the record date, there were 3,932,844 shares of Dialysis Corporation of America common stock outstanding. Medicore owns 2,410,622 shares of Dialysis Corporation of America common stock or approximately 61% of the votes. A shareholder list will be available at the executive offices of our parent in Hialeah, Florida at the meeting and for 10 days prior to the meeting for your review.

Q:       Who is entitled to vote?
A: Shareholders who owned Dialysis Corporation of America common stock at the close of business on April 6, 2001, the record date.

Q:       How many votes do I have?
A: Each share of common stock is entitled to one vote. Dialysis Corporation of America is sending this Information Statement, the attached Notice of Annual Meeting, and its 2000 Annual Report on Form 10-K, which includes our financial statements, on April 12, 2001 to all shareholders entitled to vote.

Q:       What am I voting on?
A: Proposal no. 1, election of six directors, Messrs. Thomas K. Langbein, Bart Pelstring, Stephen W. Everett, Robert W. Trause, Alexander Bienenstock and Dr. David L. Blecker, for a one year term; and proposal no. 2, amendment of our 1999 Stock Option Plan to increase the common stock reserved under that Plan for exercise of options to 1,500,000 shares.

Q:       How do I vote?
A: By attending the annual meeting. At that time you will be given a ballot and you may vote your shares. If your shares of Dialysis Corporation of America common stock are held in the name of a broker, bank or other nominee, you must bring an account statement or letter from the nominee showing you were the beneficial owner of the shares on April 6, 2001, the record date.

Q:       Is my vote confidential?
A: Yes. Only the inspectors of election and other employees of Dialysis Corporation of America assisting in tallying the vote will have access to your vote and comments, unless you tell us to disclose such information.

Q:       Who counts the votes?
A: We appoint two persons to act as inspectors of election, who each take an oath to accept that responsibility and certify the voting to the board.

Q:       What does it mean if I receive more than one Information Statement?
A: Your shares of Dialysis Corporation of America common stock are probably registered in more than one name or account. It would be appreciated if you would contact our transfer agent, Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004 (Attention: Proxy Department) and tell them to put all your accounts registered in the same name at the same address.

Q:       How much common stock do officers and directors own?
A: Approximately 1.5% of our common stock as of the record date, and with the officers and directors of Medicore, ownership of Dialysis Corporation of America would be approximately 8%. This does not include Medicore's 61% (2,410,622 shares) of Dialysis Corporation of America common stock ownership.

Q:       Who are the largest principal shareholders?
A: As of the record date, other than Medicore's 61% ownership, Thomas K. Langbein, Chairman of the Board and Chief Executive Officer, beneficially owns 6.2% represented by an option to purchase 260,000 shares of the company's common stock. No other shareholder to our knowledge owns in excess of 5% of our common stock. See "Information About Directors and Executive Officers" and "Beneficial Ownership of the Company's Securities."

Q: Who sends out the Information Statements and Annual Reports and what are the costs?
A: The company is sending out the Information Statement and Annual Report to shareholders.

         We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these materials to their principals and we will reimburse them for their reasonable expenses in forwarding the materials. The company pays all expenses of preparing and delivering the Information Statements and Annual Reports, including printing, envelopes, mailing and similar out-of-pocket expenses.

Q:       Who is eligible to submit a proposal?
A: To be eligible, you must have continuously held at least $2,000 in market value, or 1%, of Dialysis Corporation of America's common stock for at least one year by the date you submit the proposal. You must continue to hold your Dialysis Corporation of America shares through the date of the meeting. However, please remember that Medicore's 61% ownership will determine the outcome of any proposal.

Q:       When are the year 2002 shareholder proposals due?
A: Shareholder proposals must be submitted in writing by December 12, 2001 to Lawrence E. Jaffe, corporate Secretary, Dialysis Corporation of America, 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604. Any proposal should provide the reasons for it, the text of any resolution, and must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC.

                                    PROPOSALS


PROPOSAL NO. 1 - ELECTION OF DIRECTORS

      Nominees for election for a one year term are:

                                                                 POSITION
      NAME                       AGE   CURRENT POSITION         HELD SINCE

      Thomas K. Langbein          55   Chairman of the Board        1980
                                       Chief Executive Officer      1986

      Bart Pelstring              60   Director                     1985

      Stephen W. Everett          44   President and nominee        2000

      Robert W. Trause*           58   Director                     1998

      Alexander Bienenstock*      63   Nominee                      ____

      Dr. David L. Blecker*       53   Nominee                      ____

* Member of audit committee.

            Our by-laws provide that the board shall not be less than two nor more than six persons. A majority of directors, although less than a quorum, or a sole remaining director, have the right to appoint candidates to fill any vacancies on the board. When appointed, such director shall then serve for the remainder of the term.

            There is no nominating committee. Nominations for directors are considered by the entire board.

            The affirmative vote of a plurality of the shares of common stock represented at the meeting is required to elect the nominees as directors. Abstentions and votes withheld for any nominee will have the same effect as a vote against his election.

            Medicore owns 2,410,622 shares or 61% of the voting stock of the company, and intends to vote all of its shares in favor of the election of the six nominees of management for directors, thereby assuring their election as directors.

            The nominees have consented to serve on the board. If any nominee is unable to serve for any reason, the parent's controlling block of company common stock will be voted for any substitute nominee as designated by the board.

            For more information about the directors and executive officers see "Information About Directors and Executive officers."

PROPOSAL NO. 2 - AMENDMENT OF THE 1999 DIALYSIS CORPORATION OF AMERICA
                 STOCK OPTION PLAN

         The 1999 Dialysis Corporation of America Stock Option Plan was adopted in April, 1999. The 1999 Plan provides for a total of 800,000 shares of common stock reserved for issuance for options granted under the 1999 Plan. The board of directors believes that it is in the company's best interest to amend the 1999 Plan and increase the number of shares for issuance to 1,500,000 shares of common stock. This will enable the company to satisfy obligations under the options granted under the 1999 Plan, as well as continue to be able to attract and retain high quality employees necessary to build the company, and provide ongoing equity incentives to the company's key employees, officers, directors, consultants, advisors and similar parties. The board of directors administers and interprets the 1999 Plan.

         Stephen W. Everett, President and director of the company, holds 68,000 options, which includes an option for 35,000 shares granted April 21, 1999, exercisable at $1.25 per share through April 20, 2004, and an option for 165,000 shares vesting 33,000 options on January 1, 2001 and 33,000 options each January 1 for the next four years, also exercisable at $1.25 per share for five years. Options for 800,000 shares had been granted by the board, 60,000 options cancelled due to termination of affiliation with the company, leaving a balance of 773,000 shares reserved for issuance. This would be insufficient to cover the remaining options of Mr. Everett for 132,000 shares as they vest each January 1.

         The additional 700,000 shares recommended as the amendment to the 1999 Plan to increase the total shares under the Plan to 1,500,000 shares would not only cover Mr. Everett's existing options, but would allow the company the flexibility to have options available as equity incentives for retaining high quality employees, officers and directors.

         Options granted under the Plan may be non-qualified or incentive options, and may be exercisable for up to five years. At the discretion of the board, options may be exercisable for cash, common stock with fair market value equal to the cash exercise price, assignment of proceeds, optionee's personal note, or any combination of such payments. The exercise price of options is no less than 100% of the fair market value of the common stock on the date of grant. Options may be fully exercised on the date of the grant, or may vest in installments, such as the board may specify.

         Options are non-transferable, except by the laws of descent or distribution. For further terms of the 1999 Plan see "Executive Compensation - Options, Warrants or Rights" below.

         The board may amend, modify, suspend, or terminate the 1999 Plan at any time as the board may deem advisable, except that the board shall not without shareholders' authorization materially increase the total amount of shares which may be awarded under the Plan, materially decrease the benefits accruing to participants under the Plan, change the class of eligible participants, or extend the duration of the Plan. To the extent necessary and desirable to comply with any applicable law, rule and regulation, the company is obtaining stockholders' approval of any amendment in a manner and to the extent required by such applicable law, rule or regulation.

         The affirmative vote of a majority of the common stock outstanding is necessary for the amendment to increase the number of shares of common stock reserved under the 1999 Plan to be adopted. Abstentions and broker no-votes will have the effect of a vote against the amendment to the 1999 Plan. However, Medicore owns 2,410,622 shares (61%) of the voting shares of the company, and intends to vote all of its shares in favor of the amendment increasing the shares reserved under the 1999 Plan, thereby assuring its adoption.

OTHER MATTERS TO BE PRESENTED TO SHAREHOLDERS

         Management is not currently aware of any other matter to be presented for action at the annual meeting other than the election of six directors and amendment of its 1999 Stock Option Plan, and management does not presently intend to bring any other matter before the meeting.



               INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS


THE BOARD OF DIRECTORS

         The board of directors oversees the business and affairs of the company and monitors the performance of management. In accordance with corporate governance principles, the board does not involve itself in day-to-day operations. The board is kept knowledgeable and informed through discussions with the Chairman, other directors, executives and advisors (counsel, outside auditors, investment bankers and other consultants), by reading reports, contracts and other materials sent to them and by participating in board and committee meetings.

         The board met 14 times during 2000, including unanimous written consents. All directors participated at all the meetings, either present in person or by telephone conference call, except Dr. Herbert Soller, who was absent at two meetings, and resigned in September, 2000.


DIRECTORS STANDING FOR ELECTION

         Thomas K. Langbein has been affiliated with the company since 1980 when he was appointed Chairman of the Board of Directors and President. Mr. Langbein relinquished the position of President in 1986 when he was appointed as Chief Executive Officer. He is also Chairman of the Board and Chief Executive Officer of each of the company's subsidiaries. Mr. Langbein is also the Chairman of the Board, Chief Executive Officer and President of Medicore, our parent. He is the Chairman of the Board and Chief Executive Officer of Techdyne, Inc., a 71% owned public subsidiary of Medicore engaged in the manufacture, assembly and distribution of electronic and electro-mechanical components. Mr. Langbein is President, sole shareholder and director of Todd & Company, Inc., a broker-dealer registered with the SEC and a member of the NASD. Mr. Langbein was appointed as a director of Linux Global Partners, a private holding company in which Medicore, in January, 2000, invested and loaned money to. See "Certain Relationships and Related Transactions." Mr. Langbein devotes most of his time to the affairs of the company, Medicore and Techdyne, and recently more of his time is being devoted to Linux Global Partners, Inc. See "Certain Relationships and Related Transactions."

         Stephen W. Everett has been involved in the healthcare industry for over 21 years. From 1993 to 1997, Mr. Everett was responsible for oversight, deal structuring, physician recruitment and practice management for the renal care division of Vivra, Inc., the second largest provider of dialysis services in the United States. Mr. Everett held positions of similar responsibility in 1998 in his affiliation with Physicians Practice Management, engaged in consulting and management in the renal healthcare field. He joined the company in November, 1998 as Vice President, became Executive Vice President in June, 1999, and President on March 1, 2000.

         Bart Pelstring has been affiliated with the company since 1976. Mr. Pelstring was appointed Vice-President of Operations in 1980 and served in that capacity until 1986 when he was appointed as

President, which position he relinquished on March 1, 2000. Mr. Pelstring is a founding member of the National Renal Administrators Association and was the founder and president of the Florida Renal Administrators Association.

         Robert W. Trause is a senior commercial account specialist engaged in the marketing of commercial insurance specializing in property and casualty insurance sales to mid-to-large range companies. He is, since 1991, affiliated with an insurance agency in New Jersey.


NOMINEES

         Alexander Bienenstock is a legal consultant with IDT Corp., a NYSE telecommunications company. He holds an accounting degree from New York University and a juris doctor degree from Brooklyn Law School. From 1972 to 1981 he was an adjunct assistant professor in accounting and management at NYU School of Continuing Education. Mr. Bienenstock was Chief Attorney, Branch of Small Issues of the New York Regional Office of the SEC from 1970 to 1980. He was affiliated with the law firms of Bachner, Tally, ET AL. (1980 to 1992), Singer, Bienenstock, ET AL. (1992 to 1997), and Gusrae, Kaplan & Bruno (1997 to 1998), and was counsel to a small brokerage firm no longer in business from 1998 to February, 2000. Mr. Bienenstock holds various securities brokers licenses, including financial operations and securities principal.

         Dr. David L. Blecker, M.P.H., is board certified in internal medicine and nephrology by the American Board of Internal Medicine, and also holds board certifications from the American Board of Preventative Medicine and the American Board of Medical Management. Dr. Blecker is Chief in Nephrology and Director of Dialysis at Kessler Memorial Hospital in Hammonton, New Jersey (since 1984), Chief of Nephrology and Internal Medicine at Atlantic City Medical Center, Atlantic City, New Jersey (since 1984), and is Assistant Clinical Professor of Medicine at the University of Medicine and Dentistry of New Jersey (since 1992). He is affiliated with four other hospitals in southern New Jersey, is a member of many medical associations, and has published over 30 medical articles. Dr. Blecker is the medical director of two of our dialysis facilities in New Jersey.

EXECUTIVE OFFICERS

       NAME                 AGE    POSITION                    HELD SINCE

       Thomas K. Langbein*   55    Chief Executive Officer           1986
                                   (Chairman of the Board)           1980

       Stephen W. Everett*   44    President                         2000

       Daniel R. Ouzts       54    Vice President (Finance)
                                   and Treasurer                     1996

         * For information concerning Messrs. Langbein and Everett, see "Information About Directors and Executive Officers."

         Daniel R. Ouzts has been affiliated with the company since 1983 as its controller, and in 1996 was appointed Vice President of Finance and Treasurer. He also holds those positions with Medicore, and is Vice President of Finance and Controller of Techdyne. Mr. Ouzts is a certified public accountant. See "Certain Relationships and Related Transactions."

            There are no family relationships among any of the officers or directors of the Company.

BOARD COMMITTEES

         The only board committee is the audit committee, presently consisting of Robert W. Trause. The two nominees, Mr. Bienenstock and Dr. Blecker, will serve on the audit committee. All audit committee members are and will be independent as defined in the rules of the Nasdaq Stock Market, Inc. The audit committee met four times in 2000, sometimes alone, with management, and with our independent auditors. The audit committee is responsible for recommending to the board of directors the firm of independent accountants to serve the company, reviewing fees, services and results of the audit by such independent accountants, reviewing the accounting books and records of the company and reviewing the scope, results and adequacy of our internal audit control procedures. The audit committee reviewed our annual and quarterly results, the Audit Committee Report (see below), and company disclosure filings, before filing.


COMPENSATION OF DIRECTORS

         No standard arrangements for compensating directors for services as directors or for participating on any committee exists. We reimburse directors for travel and related out-of-pocket expenses incurred in attending shareholder, board and committee meetings, which expenses have been minimal. In lieu of any cash compensation or per meeting fees to directors for acting as such, we have provided directors, among others, with options to purchase common stock at exercise prices no less than the fair market value as of the date of grant. See "Executive Compensation - Options, Warrants or Rights," and "Beneficial Ownership of the Company's Securities" below.


REPORT OF THE AUDIT COMMITTEE

         Under the guidance of its written Audit Committee Charter, which was adopted in June, 2000, the audit committee is charged with overseeing the accounting, reporting practices, and the quality and integrity of financial reports of our company. A copy of the Audit Committee Charter is included as Appendix A to this Information Statement.

         Management has the primary responsibility for the system of internal controls and the financial reporting process. Our independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The audit committee has the responsibility to monitor and oversee these processes.

         In fulfilling its responsibilities, the audit committee recommended to the board the selection of the company's independent accountants, Wiss & Company, LLP for 2000. That firm has discussed with the audit committee and provided written disclosures to the audit committee as to (1) that firm's independence as required by the Independence Standards Board, and (2) the matters required to be communicated under generally accepted auditing standards.

         The audit committee reviewed with our Vice President of Finance and with our independent auditors the overall scope and specific plans for their audit, the result of their examinations, their evaluation of the company's internal controls, and the overall quality of Dialysis Corporation of America's accounting and financial reporting.

         The committee reviewed and discussed with management and the independent accountants the company's audited financial statements.

         Following these actions, the audit committee recommended to the board that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the SEC.

                                   The Audit Committee

                                   Robert Trause
                                                                 March 20, 2001


                             EXECUTIVE COMPENSATION

         The Summary Compensation Table below sets forth compensation paid by the company and its subsidiaries for the last three fiscal years ended December 31, 2000 for services in all capacities for its Chief Executive Officer and its President. No other executive officer received a total annual salary, bonus or other compensation which exceeded $100,000 for the year ended December 31, 2000.


                           SUMMARY COMPENSATION TABLE

                                                                         Long Term
                                   Annual Compensation             Compensation Awards
(a)                             (b)       (c)           (e)               (g)                (i)
                                                                       Securities          All Other
                                                                       Underlying        Compensation
                                                                      Options/SARS(#)         ($)
                                                   Other Annual       ---------------  ----------------
Name and Principal Position     Year   Salary($)  Compensation($)  Company  Medicore  Company  Medicore
---------------------------     ----   ---------  ---------------  -------  --------  -------  --------

Thomas K. Langbein, CEO         2000    69,000(1)    7,100(2)      -------  550,000   -------  --------
                                1999    67,000(1)    8,100(2)      260,000  -------   -------  --------
                                1998    64,000(1)    8,000(2)      -------  -------    25,000  --------

Stephen W. Everett, Pres.       2000   114,100(4)      474         -------  -------   -------  --------
                                1999                               35,000   -25,000   -------  --------
                                1998(3)

                                -

---------------

(1) Annual compensation paid by Medicore, which was $278,000, $268,000 and $258,000 (including a 1998 $25,000 bonus) respectively, for fiscal 2000, 1999 and, 1998. Does not include a $25,000 bonus paid by the company in 1998. Amounts included in the Summary Compensation Table reflect the compensation allocated to the company in proportion to the time spent on its behalf.

(2) Automobile allowance and related expenses, and life and disability insurance premiums paid by Medicore amounted to $28,500, $32,400 and $32,300, respectively for 2000, 1999 and 1998. As part of the general corporate overhead allocation, the amounts in the Summary Compensation Table reflect the portion of such payment which is allocated to the company.

(3) Joined the company in November, 1998. See "Information About Executive Officers and Directors - Directors Standing for Election."

(4)      All compensation paid by the company.


EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
         ARRANGEMENTS

            Stephen W. Everett, President and director of the company, has a five-year employment contract effective January 1, 2001, providing him with a first year salary of $120,000, increasing a minimum of $10,000 per annum the second and third years, and for each of the two remaining years, the prior year's adjusted compensation increased by an amount equal to the lesser of 3% of pre-tax profits or $10,000. Mr. Everett's employment agreement also provides:

         o employee and fringe benefits to the extent available by the company to other similarly situated executive employees
         o reimbursement for reasonable out-of-pocket expenses incurred in connection with his duties
         o vacations normally taken by senior management; compensated for annual vacation
         o    termination
              -    death; three months' severance pay
              - for cause; salary and expenses to date of termination ("cause" includes conviction for fraud or criminal conduct, habitual drunkenness or drug addition, embezzlement, regulatory agency sanctions against Mr. Everett or the company due to his wrongful acts, material breach of the agreement, dishonesty, or resignation, except if due to breach by the company)
              - by the company after 13 weeks of disability; three months' severance pay
              - by Mr. Everett upon breach by the company; severance pay equal to the greater of six months of his then compensation or his remaining compensation under the agreement
         o    confidentiality restrictions two years from termination
         o non-competition for one year from termination within the United States; provided, non-competition eliminated if the company terminates Mr. Everett without cause or due to the company's material breach of the agreement
         o Mr. Everett to assign any patents, property rights, discovery or idea to the company

         Mr. Langbein has an employment agreement with Medicore through August 31, 2003 at an annual salary, presently $278,000 with yearly increases in increments of no less than $10,000. The Medicore employment agreement also provides:

         o    monthly automobile allowance
         o benefit plans and other fringe benefits available to Medicore employees generally and executives
         o    reimbursement for business expenses
         o    payment of universal and term life insurance owned by Mr. Langbein
         o indemnification for acting as an officer and/or director of the company and Medicore, and its subsidiaries
         o non-competition for two years from termination within 20 miles of Medicore's primary operations; Medicore option to request non-competition within the United States at $4,000 per month for each 12 month period, with escalation thereafter

         o full compensation first 90 days of disability with the option to Medicore to continue the employment with full compensation less disability payments, or terminate

         The Medicore employment agreement also contains different termination provisions as follows:

         o upon death, wrongful termination (defined below), disability termination or change in control (defined below), a lump sum payment equal to Mr. Langbein's salary, including expenses and benefits, for three years from termination
         o Mr. Langbein has option to take 400,000 shares of Medicore common stock instead of the lump sum payment; two year right to demand registration of the Medicore shares and for three years to include the Medicore shares in any registration statement filed by Medicore; registration to be at the sole cost of Medicore
         o full vesting of any warrants, options or similar rights, Mr. Langbein has choice to keep those options , otherwise Medicore has to repurchase them at a certain repurchase formula
         o    for cause by Medicore - no benefits or salary
         o for good reason (defined below) by Mr. Langbein - Medicore continues to pay salary, benefits and expenses, and all options and other securities shall be fully vested and exercisable; or provide Mr. Langbein with the lump sum payment or, at Mr. Langbein's option, Medicore to acquire the shares
         o expiration if Medicore does not renew or enter into new employment agreement, there is a severance allowance which is the lump sum payment or Mr. Langbein's option to take the Medicore shares.

DEFINITIONS

         o "cause" - willful failure to perform duties under the employment agreement, and illegal or gross misconduct which damages the business or reputation of Medicore
         o "good reason" - assigning Mr. Langbein duties inconsistent with his position or any action that results in reducing Mr. Langbein's authority, duty or responsibilities; reduction of salary, expenses or benefits; or other substantial breach of the agreement
         o "change in control" includes (a) the announcement for and/or acquisition by any person not affiliated with Mr. Langbein of 25% or more of the outstanding common stock, or (b) a sale of substantially all of the assets, or a merger or acquisition of Medicore, or (c) certain changes in the board other than through shareholder elections of members nominated by the existing board.

         Certain executive and accounting personnel and administrative facilities of the company, Medicore and Techdyne were common for fiscal 2000. The costs of executive and accounting salaries and other shared corporate overhead for these companies were charged on the basis of direct usage when identifiable with any balance allocated on the basis of time spent. Mr. Langbein, as an officer and director, and Mr. Ouzts, as an officer, of the company, Medicore and Techdyne, divide their time and efforts among these companies. See "Certain Relationships and Related Transactions."


OPTIONS, WARRANTS OR RIGHTS

1995 Dialysis Corporation of America Stock Option Plan

         o    expired November 9, 2000

         o    terms were similar to the 1999 Plan (see below)
         o 5,000 outstanding to a director exercisable at $2.25 per share through June 9, 2003

1999 Dialysis Corporation of America Stock Option Plan

         o    expires April 20, 2009
         o grants available to officers, directors, consultants, key employees, advisors and similar parties
         o options (non-qualified and incentive) may be up to five years, may require vesting, exercise price determined by board of directors o options may, at discretion of board, be exercised either with cash, common stock with fair market value equal to cash exercise price, optionee's personal non-recourse or recourse note, at the discretion of the board, or assignment to the company if sufficient proceeds from the sale of common stock acquired upon exercise of the option with an authorization to the broker to pay that amount to the company, or any combination of such payments
         o    termination of optionee's affiliation with the company by
              - death, disability or retirement after age 65, exercisable for nine months but not beyond option expiration date
              - termination for cause, right to exercise terminates immediately
             -    any other termination, 30 day exercise
         o    options are non-transferable
         o forced redemption at formulated prices upon change in control of the company which includes (i) sale of substantially all of the assets of the company or its merger or consolidation; (ii) majority of the board changes other than by election of shareholders pursuant to board solicitations or vacancies filled by board caused by death or resignation; or (iii) a person or group acquires or makes a tender offer for at least 25% of the company's common stock
         o    1999 Plan history to April 6, 2001

              -    800,000 shares reserved for issuance
              -    800,000 shares granted in 1999 ?
                        435,000 non-qualified options (all one year except for 35,000 (5 years) to April 20, 2004) ?
                        365,000 incentive options expiring April 20, 2004
              -    exercisable at $1.25 per share
              - 60,000 options cancelled due to termination of affiliation with the company
              - 340,000 options exercised; payment of par value and non-recourse 3 year promissory notes for the balance; stock held by the company as collateral to secure notes
              - 165,000 granted January 2, 2001 (33,000 vested immediately; 33,000 vest every January 1)
              - 433,000 options outstanding (all incentive options except for 35,000 options)

         The exercise price of options is no less than 100% of the fair market value of the common stock on the date of grant.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

     (a)                  (b)               (c)             (d)                   (e)

                                                          Number of
                                                          Securities            Value of
                                                          Underlying           Unexercised
                                                         Unexercised          In-the-Money
                                                         Options/SARs         Options/SARs at
                                                         at FY-End (#)     Fiscal Year End($)
                    Shares Acquired   Value Realized     Exercisable/           Exercisable/
Name                On  Exercise (#)        ($)         Unexercisable        Unexercisable($)
---------           ----------------  --------------    -------------        ----------------
CEO
Thomas K. Langbein
    Company Options        -0-             -0-          260,000 (exer.)           ---(1)
    Medicore Options       -0-             -0-          550,000 (exer.)           ---(2)

Stephen W. Everett
    Company Options        -0-             -0-           35,000 (exer.)           ---(1)
    Medicore Options       -0-             -0-           25,000 (exer.)           ---(3)


----------

(1) The options are exercisable at $1.25 per share through April 20, 2004. The options were out-of-the-money, since the closing price of the company's common stock as reported by Nasdaq at December 29, 2000, was $.63.
(2) The Medicore options are exercisable for 250,000 shares through February 16, 2003 at $3.25 per share, and for 300,000 shares through July 26, 2005 at $1.38 per share. The Medicore options were out-of-the money, since the closing price of the Medicore common stock as reported by Nasdaq as of December 29, 2000 was $.88.
(3) The options are exercisable for 25,000 shares through July 26, 2005 at $1.38 per share. The company's options were out-of-the-money, since the closing price of the Medicore common stock as reported by Nasdaq as of December 29, 2000 was $.88.

                       BOARD EXECUTIVE COMPENSATION REPORT

         We are a small company engaged in developing and operating outpatient dialysis facilities and providing inpatient dialysis services. Therefore we have no executive compensation committee. Compensation of our executive officers is considered by all members of the board of directors. We have one employment agreement with our President. See "Executive Compensation - Employment Contracts and Termination of Employment and Change-in-Control Arrangements." Our philosophy is to align compensation of management with the long-term interests of shareholders. Executive compensation is structured to motivate management to create and sustain shareholder value. The board attempts to accomplish this goal by:

        (i) aligning the interests of management and shareholders through stock ownership; and
        (ii) seeking growth and performance of our company by attracting, retaining and motivating talented executives and employees through competitive compensation.

WHAT IS THE STRUCTURE OF EXECUTIVE COMPENSATION?

         The elements of executive compensation include:

         o       base pay
         o       long-term incentives
         o special awards in recognition of extraordinary efforts and achievements

HOW IS BASE PAY DETERMINED?

         Base pay is determined by individual performance and position with and responsibilities to the company. We also try, although it is more difficult for us since we are not a significant participant in the dialysis industry, to be competitive with salaries in an attempt to be able to maintain quality executives. Base salaries for management are below major competitors, which competitors are much larger than the company.


RESPONSIBILITIES OF CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND PRESIDENT

         Thomas K. Langbein, Chairman of the Board and Chief Executive Officer, has been affiliated with the company for 21 years. Stephen W. Everett, although affiliated with the company for two and one-half years, and as its President since March, 2000, has been involved in the health care industry for over 21 years, and in recent years, affiliated with a major healthcare company. See "Information About Directors and Executive Officers - Directors Standing for Election." Messrs. Langbein and Everett have been most responsible for the company's performance and recent growth. The President seeks new areas and physician and hospital alliances and, with Mr. Langbein, evaluates the potential for growth and expansion of our operations, facilities and patient base. In evaluating the performance and setting Mr. Langbein's and Mr. Everett's compensation (which was less than $100,000 for fiscal 1999), the board took into account their efforts in directing our operations, seeking new sources of capital for us and our dialysis operations, pursuing new areas to develop or acquire dialysis facilities, and motivating key executive management toward greater overall efficiencies in labor, cost control and increased business. Mr. Langbein and Mr. Everett did not participate in decisions affecting their own compensation.


WHAT ARE LONG-TERM INCENTIVES?

         Long-term incentive awards for executives usually take the form of granting stock options under the company's option plans or granting restricted stock awards, meaning shares which cannot be publicly sold for a certain period of time, usually from one to two years. We believe the granting of stock options or restricted shares helps align the interests of our executives with our shareholders. This is premised on the basic principle that the executives will receive value only if the market value of our common stock increases over time. Our market price has been depressed over the last year and in recent months, somewhat due to general market conditions, but hopefully should increase as management strives to improve our operations and profitability. See "Growth But Continued Losses" below, and Item 5, "Market for the Registrant's Common Equity and Related Stockholder Matters" of our Annual Report on Form 10-K for the year ended December 31, 2000 accompanying this Information Statement.


SPECIAL AWARDS

         Special awards may be granted from time to time in recognition of extraordinary efforts and achievements. Such may arise based upon an executive's extraordinary efforts in accomplishing expansion, acquisitions, increasing market share and similar events. These situations and extent of awards are evaluated on a case by case basis.

GROWTH BUT CONTINUED LOSSES

         Over the years we have developed and sold certain of our dialysis centers. By 1989, we had sold all but one center. We had slowly grown to six centers, but this year we have expanded to nine dialysis centers and nine acute inpatient hospital service agreements, with an additional center under construction. Although our revenues have increased, we continue to experience losses, since two of the new centers and two of the established centers are in their developmental stages, not having a sufficient patient base to generate and sustain earnings. Dialysis centers in the developmental stage adversely affect our overall results of operations. Our President is aggressively seeking new relationships and facilities. We are also negotiating with other physicians and hospitals for relationships in many states, primarily on the eastern seaboard. There is no assurance any of these negotiations will result in formalizing agreements for additional dialysis facilities or acute inpatient services. In spite of expansion in facilities and revenues, we continue for the past 11 years to experience losses. See Item 6, "Selected Financial Data" and Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations" of our Annual Report on Form 10-K for the year ended December 31, 2000 accompanying this Information Statement. Management is making every effort to have a profitable year and enhance shareholder value. We certainly hope we can continue our more rapid growth, and be able to reflect profitability and enhance shareholder value. This is what our respective management is sincerely focused upon.


                       SUBMITTED BY THE BOARD OF DIRECTORS

          Thomas K. Langbein                       Bart Pelstring
          Robert W. Trause                         Stephen W. Everett




                                PERFORMANCE GRAPH

         The following graph shows a five-year comparison of cumulative total shareholder returns for the company, the Nasdaq Market Index and the Dialysis Center Industry Index from April 18, 1996, the date the common stock started trading, through December 29, 2000. The cumulative total shareholder returns on our common stock was measured by dividing the difference between our share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period. The total shareholder return assumes $100 invested at the beginning of the period in our common stock, in the Nasdaq Market Index and the Dialysis Center Industry Index. We did not pay dividends on our common stock during the measurement period and the calculations of cumulative total shareholders return on the common stock did not include dividends.

           COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS AMONG DCA,
             NASDAQ MARKET INDEX AND DIALYSIS CENTER INDUSTRY INDEX

Measurement Period                                      Dialysis Center
(Fiscal Year Covered)    Dca         Nasdaq Index        Industry Index
                        ---          ------------        --------------
April 18, 1996        $ 100.00         $ 100.00             $ 100.00
December 31, 1996        51.06           107.16                90.63
December 31, 1997        41.49           131.08               121.42
December 31, 1998        13.83           184.88               142.55
December 31, 1999       116.49           326.07                62.62
December 31, 2000        10.64           204.95               101.43

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Our parent, Medicore, owns approximately 61% of our common stock. See "Beneficial Ownership of the Company's Securities" below.

         In 1977, we became a public company through a merger with Premium Acceptance Corporation, a licensed insurance premium and second mortgage company, underwritten by Todd & Company, Inc., a securities brokerage firm solely owned by Thomas K. Langbein, Chairman and Chief Executive Officer of the company. The Chairman of the Board and President of Premium Acceptance Corporation was Anthony C. D'Amore, a current director of Medicore and Medicore's public subsidiary, Techdyne. Mr. D'Amore acts as an insurance consultant and receives nominal commissions for insurance provided to the company, Medicore and Techdyne. The aggregate annual premiums for such insurance were approximately $350,000, $245,000 and $176,000 for the three years ended December 31, 2000, 1999 and 1998, respectively, of which $73,000, $43,000 and $32,000 was for the company for 2000, 1999 and 1998, respectively. In addition, the company, Medicore and Techdyne obtain group health insurance coverage for all of their employees as well as personal life insurance policies for several executives and key employees through George Langbein, brother of Thomas K. Langbein, formerly an employee of Medicore. These insurance policies include $100,000 term life insurance covering and owned by Bart Pelstring, director and former President of the company. Medicore also pays for the $1,600,000 of life insurance owned by Thomas K. Langbein. See "Executive Compensation" above. For fiscal 2000 and 1999, premiums on this coverage aggregated approximately $479,000 and $516,000, respectively, of which $41,000 and $118,000, respectively, was paid by the company. We are of the opinion that the cost and coverage of the insurance are as favorable as can be obtained from unaffiliated parties.

         Certain of the officers and directors of the company are officers and/or directors of Medicore and its affiliates. Thomas K. Langbein is Chairman of the Board and Chief Executive Officer of the company, Techdyne and Medicore and President of the latter. He is also a director of Linux Global Partners, Inc., a private company investing in developing Linux software companies. See discussion below as to our loans to Medicore for its investment in and financing of Linux Global Partners. Daniel R. Ouzts is Vice President, Treasurer and Controller of the company and Medicore and Vice President and Controller of Techdyne. Mr. Langbein owns 6.2% of our company (an option for 260,000 Dialysis Corporation of America shares), 21.1% of our parent (includes options for 550,000 shares) and 2.7% of Techdyne (includes options for 100,000 shares). See "Information About Directors and Executive Officers" above and "Beneficial Ownership of the Company's Securities" below. Mr. Ouzts has a less than 1% interest in our company (includes an option for 25,000 shares), and Techdyne (includes options for 15,000 shares), and 1.7% of Medicore (includes options for 70,000 shares). Lawrence E. Jaffe is Secretary and counsel to our company, our parent and Techdyne. He is a director of Medicore. Mr. Jaffe has a 4.1% interest in our company, a 3.3% interest in our parent (includes options for 175,000 shares) and a less than 1% interest in Techdyne (includes options for 20,000 shares). Mr. Jaffe's firm, Jaffe Freedman & Hait, LLC, also receives a substantial portion of its professional fees from our company, our parent and Techdyne, which for fiscal 2000 were $133,000, $82,000 and $53,000, respectively.

         Certain of the executive and accounting personnel and administrative facilities of our company and our parent and its subsidiaries, are common. The costs of executive, financial and administrative salaries and other shared corporate overhead for these companies are charged on the basis of direct usage when identifiable, with the remainder allocated on the basis of time spent. Since the shared expenses are allocated on a cost basis, there is no intercompany profit involved. The amount of expenses charged to us by Medicore amounted to approximately $200,000 for the years ended December 31, 2000 and 1999 and $240,000 for the year ended December 31, 1998. As a net result of cash transfers and corporate overhead allocations, there was an intercompany indebtedness due to us from Medicore of approximately $414,000 (including interest) at December 31, 2000. Utilization of personnel and administrative facilities in this manner enables Medicore to share the cost of qualified individuals with its subsidiaries rather than duplicating the cost for various entities. It is our opinion that these services are on terms as favorable as we could receive from unaffiliated parties.

         Dialysis Services of PA., Inc. - Lemoyne, one of our wholly-owned dialysis subsidiaries, leases its dialysis facility from us under a five year net lease expiring December 31, 2003 at $43,088 per annum, plus applicable taxes, separately metered utilities and insurance, and additional rent of $5,386 per year covering common area maintenance expenses. That subsidiary has two renewal options for five years each under the agreement. We are of the opinion that the rental is on terms as favorable as could be obtained from an unaffiliated party.

         We acquired property with a little over 8,100 square feet of space in Valdosta, Georgia. We lease approximately 6,000 square feet to DCA of So. Ga., LLC, our 70% owned dialysis facility, for $90,600 under a 10-year lease with two renewal options of five years each. We also lease at that property 2,160 square feet at $32,400 per annum to a professional association, South Georgia Nephrology, P.C., which acts as that facility's medical director, for the professional association's medical offices under a 10-year lease with similar five year renewal options.

         On July 21, 2000, the company entered into a Loan and Security Agreement with South Georgia Nephrology, P.C., wholly owned by Dr. Andrew Queler, the medical director of our new dialysis facility in Georgia, to loan South Georgia Nephrology up to $300,000 in periodic advances over an 18-month period to January 20, 2002, at an annual interest rate of 1% over prime. The loan is to provide South Georgia Nephrology with working capital to establish and operate a medical practice and to purchase or lease real property and equipment necessary to operate a medical practice. The loan is evidenced by a promissory note requiring payments from the practice proceeds of South Georgia Nephrology, defined as all the proceeds of the practice less base salaries and overhead. South Georgia Nephrology many not re-borrow any amounts paid under the promissory note. The loan is secured by South Georgia Nephrology's accounts receivable, fixtures, intangibles, furniture and equipment, as well as all of Dr. Queler's equity ownership of South Georgia Nephrology. The parties simultaneously entered into a Stock Transfer Restriction Agreement, restricting Dr. Queler from all transfer of his equity ownership of South Georgia Nephrology, and automatically upon any transfer event, which term includes but is not limited to Dr. Queler becoming incompetent or permanently disabled to be unable to provide medical services to South Georgia Nephrology, is disqualified from practicing medicine, or otherwise terminates his relationship with South Georgia Nephrology, his South Georgia Nephrology ownership is transferred to the next designated medical director for the company's Georgia dialysis facility. The company is holding Dr. Queler's equity interest in escrow under the Loan and Stock Transfer Restriction Agreements. As of December 31, 2000, this loan had an outstanding balance of $83,521 with interest of $1,762.

         In April, 2000, our subsidiary, DCA of Vineland, LLC sold additional membership interests in that LLC to Vineland Dialysis Group, LLC, for $203,000, giving that professional corporation a 35.9% interest in that dialysis facility, leaving our company with a 51.3% interest, and Vineland Dialysis Professionals, LLC, the professional association acting as our medical director for that Vineland dialysis facility, with a 12.8% interest. Vineland Dialysis Professionals is owned by Dr. David Blecker, who was appointed as Vineland's medical director and who is affiliated with Vineland Dialysis Group. Dr. Blecker is a nominee for director. See "Proposal No. 1 - Election of Directors."

         In October, 1999, we entered into a merger agreement with MainStreetIPO.com Inc., which proposed transaction was ultimately terminated in August, 2000. We had made a loan of $140,000 to MainStreet on July 12, 2000, with interest at 10% per annum, for working capital purposes. The loan was secured with 300,000 shares of Linux Global Partners, Inc., which shares were acquired by our company upon MainStreet's default of the loan in November, 2000.

         On January 27, 2000, we loaned our parent, Medicore, $1,500,000 at an interest rate of 10% per annum for one year through January 26, 2001. The loan terms provided for an increase of an additional $500,000, which was effected in March, 2000. On August 9, 2000, we loaned an additional $200,000 to Medicore for 30 days at the same 10% per annum interest rate. Interest receivable on these loans at December 31, 2000 was approximately $186,000. These loans were provided to Medicore for its establishment of a new division, which invests in Linux software system companies. Medicore acquired an 8% interest in Linux Global Partners, and loaned Linux the $2,200,000 on the same terms as it borrowed the funds from our company. Medicore holds a security interest in all the equity of the Linux software companies in which Linux Global Partners invested. These companies are speculative, developing companies, with great risk, and there exists the possibility that such collateral may be of minimal value. Thomas K. Langbein, Chairman of the Board and CEO of our company, Medicore, of which he is also a major stockholder and President, and Techdyne, is a director of Linux Global Partners. We have extended these Linux Global Partners' loans to June 30, 2001 in consideration for a portion of the consideration Medicore is receiving for its extension of the Loan to Linux Global Partners. Medicore has received an additional 400,000 shares of Linux Global Partners, bringing its equity ownership of Linux Global Partners to approximately 10%. Linux has granted Medicore the right to convert all or part of the debt into convertible preferred A shares of Linux under certain terms of a proposed financing being negotiated by Linux which if completed Medicore would have priority to the proceeds for repayment of Linux's indebtedness to Medicore. No assurance can be given that Linux Global Partners will complete its proposed financing, or that it will repay all or any part of its
indebtedness to Medicore.   Medicore is currently involved in negotiating a
proposed sale of its ownership of Techdyne, its other majority owned public subsidiary, which if approved by Medicore's shareholders and completed, for which there can be no assurance, will give Medicore approximately $10,000,000 with a percentage of revenues over the next several years, a portion of which proceeds would be used to repay our company for Medicore's indebtedness to us, assuming Medicore has not then repaid that indebtedness.

         In April, 2000, options granted under our 1999 Stock Option Plan for 340,000 shares were exercised by certain officers and directors of Medicore, Messrs. Anthony C. D'Amore, Peter D. Fischbein, Seymour Friend and Robert Magrann (20,000 shares each), and Lawrence E. Jaffe (160,000 shares, plus 100,000 shares obtained by his children of majority age and independent of their father), who paid cash for the par value (aggregate $3,400) and the balance, $421,600, in three-year non-recourse promissory notes at a rate of interest of 6.2% per annum. The exercise price was $1.25 per share, and at the time of exercise, the market price of our common stock was $2.63. The market price of our common stock at March 20, 2001 was $.75.

         In September, 2000, we announced plans to repurchase up to approximately 300,000 shares of our outstanding common stock. At December 31, 2000, we had acquired 76,600 shares for $64,825, and in January and February, 2001, we acquired an additional 47,000 shares for $47,414.

         Since mid-1999, the company has entered into management services agreements with each of its dialysis subsidiaries, pursuant to which it provides administrative and management services, including, among others, providing capital equipment, preparing budgets, bookkeeping, accounting, data processing, and other corporate based information services, materials and human resources management, billing and collection and accounts receivable and payable processing. These services are provided for a percentage of net revenues of the particular dialysis subsidiary. Certain of the dialysis facilities provide their own management services to DCA Medical Services, Inc., our wholly-owned subsidiary, for home services provided by that subsidiary for the method 2 patients served by those facilities. Method 2 home patient treatment relates to providing equipment and supplies, training and patient monitoring to dialysis patients who are able to perform their treatments at home. Each subsidiary that has such a home services management agreement with DCA Medical Services receives a fee of DCA Medical Services revenues derived from common method 2 patients, exclusive of DCA Medical's costs and expenses relating to those patients.

                BENEFICIAL OWNERSHIP OF THE COMPANY'S SECURITIES

         The following table sets forth as of April 6, 2001 the names and beneficial ownership of the equity securities of Dialysis Corporation of America and Medicore for directors and nominees of the company, individually itemized, and for directors and executive officers of Dialysis Corporation of America as a group, without naming them, and for each of the named executive officers described in the Summary Compensation Table (see "Executive Compensation"), and for shareholders known to Dialysis Corporation of America to beneficially own more than 5% of our voting securities.

                                       Amount and Nature of Beneficial Ownership
                                      ------------------------------------------
                                       Dialysis             Medicore
                                       Common               Common
Name                                   Stock(1)    %(2)     Stock(3)       %(4)
----                                   --------    ----     --------       ----

Medicore                              2,410,622    61.3        --           --
2337 W. 76th Street
Hialeah, FL 33016

Thomas K. Langbein                    2,670,622(1) 63.7     1,323,009      21.1
c/o Medicore
777 Terrace Avenue
Hasbrouck Heights, NJ 07604
                                                                          less
Stephen W. Everett                       68,000(2)  1.7        25,000    than 1%
c/o Dialysis Corporation of America
27 Miller Street
Lemoyne, PA 17043

Bart Pelstring                           95,000     2.4        75,000       1.3
c/o Dialysis Corporation of America
27 Miller Street
Lemoyne, PA 17043


Robert W. Trause*                        40,000     1.0        -0-          -0-
431C Hackensack Street
Carlstadt, NJ 07072

Dr. David L. Blecker*                       -0-     -0-        -0-          -0-
510 Jackson Avenue
Northfield, NJ 08225

Alexander Bienenstock*                      -0-     -0-        -0-          -0-
70-22 173rd Street
Fresh Meadows, NY 11365

All directors, nominees and             495,500    11.3     1,534,059      24.1
executive officers
as a group (7 persons)

*     Member of the Audit Committee

----------

(1) Medicore owns 2,410,622 shares (61.3%) of our common stock. Officers and directors of Dialysis Corporation of America, who may also be officers and/or directors of Medicore and shareholders of each company, disclaim any indirect beneficial ownership of Dialysis Corporation of America common stock through Medicore's 61% ownership of Dialysis Corporation of America. Thomas K. Langbein, by virtue of his positions with Dialysis Corporation of America and Medicore and his stock ownership of Medicore, may be deemed to have indirect beneficial ownership of such shares through shared voting and investment power with respect to Medicore's ownership of Dialysis Corporation of America. Mr. Langbein disclaims such entire indirect beneficial ownership, but for his proportionate indirect interest, approximately 509,000 shares of the company (12.9%).

         Includes the following shares that may be acquired upon exercise of Dialysis Corporation of America options (see Note (2)) as of March 20, 2001 or within 60 days after that date:

              T. Langbein, 260,000 shares (1999 options); S. Everett, 68,000 shares (1999 and 2000 options); B. Pelstring, 45,000 shares
              (1999 options); R. Trause, 40,000 shares (1995 and 1999 options); and D. Ouzts, 25,000 shares (1999 options).

              If Thomas K. Langbein excluded Medicore's ownership of Dialysis Corporation of America, then his beneficial ownership would be 260,000 (6.5%), all of which shares are obtainable upon exercise of options. See indirect beneficial ownership above.

(2) Based on 3,932,844 shares outstanding exclusive of (i) common stock issuable under 5,000 options exercisable at $2.25 per share through June 9, 2003; (ii) underwriters' options for 300,000 shares exercisable through April 16, 2001; and (iii) common stock issuable under outstanding options for 433,000 shares at $1.25 per share, 400,000 options exercisable through April 20, 2004 (Mr. Everett has 165,000 options, vesting in amounts of 33,000 options each on January 1, 2001 and each year thereafter, exercisable for five years from vesting at $1.25 per share).

(3) Includes the following shares that may be acquired upon exercise of options as of March 20, 2001 or within 60 days after that date:

              Shares obtainable upon exercise of options under the 1989 Stock Option Plan: Messrs. Langbein 300,000; Everett 25,000; Ouzts 45,000; and Bart Pelstring, director of Medicore's affiliate, Dialysis Corporation of America, 20,000.

              Shares obtainable upon exercise of options under the 2000 Stock Option Plan: Messrs. Langbein 250,000; Friend 25,000; Ouzts 25,000; Jaffe 75,000; Fischbein 25,000; D'Amore 25,000; Magrann
              25,000; and Pardon 25,000.

              Includes: Fischbein 100,000 shares held in trust for his son, Mr. Fischbein's wife is trustee (to which shares Mr. Fischbein disclaims beneficial interest); Pardon 8,400 shares owned by his wife.

         Does not include: Messrs. Langbein 25,600 shares held each by his two children of majority age, and 400,000 shares in his employment agreement issuable under certain conditions relating to wrongful termination or change in control; Fischbein 288,582 shares owned by Susan Kaufman, his wife, of which 100,000 shares are held in trust for their son, and Ms. Kaufman is settlor and trustee (Mr. Fischbein's wife is financially independent with separate bank and brokerage accounts and each of Mr. Fischbein and his wife disclaims beneficial interest of the other's shares); and Jaffe 136,500 shares held by his four children and a daughter-in-law, all of whom are of majority age and live independently, and in all of which shares he disclaims beneficial interest.

(4) Based on 5,710,540 shares outstanding exclusive of (i) 855,000 shares underlying options granted under Medicore's 1989 Stock Option Plan;
         (ii) 5,000 shares underlying options granted in 1998 to a former investor relations firm; (iii) 400,000 shares available for issuance under certain conditions of Thomas K. Langbein's employment agreement;
         (iv) 98,000 shares reserved for issuance under a key employee stock plan; (v) 475,000 shares underlying options granted in February, 2000, under Medicore's 2000 Stock Option Plan; and (vi) 150,000 shares underlying options granted to MainStreetIPO.com, its President and former Vice President (see "Certain Relationships and Related Transactions").


DID DIRECTORS, EXECUTIVE OFFICERS AND 10% SHAREHOLDERS COMPLY WITH SECTION 16(A) OWNERSHIP REPORTING IN 2000?

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% shareholders to file reports with the SEC, the Nasdaq Stock Market and the company, indicating their ownership of common stock of the company and any changes in their beneficial ownership of their common stock ownership interests. The rules of the SEC require that we disclose failed or late filings of reports of company stock ownership by our directors and executive officers. To the best of our knowledge, all beneficial ownership reports by these reporting persons for the year 2000 were filed on a timely basis.

         UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO THE SECRETARY OF THE COMPANY, LAWRENCE E. JAFFE, 777 TERRACE AVENUE, HASBROUCK HEIGHTS, NEW JERSEY 07604, A COPY OF THE FINANCIAL SCHEDULES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000 (COPIES OF WHICH ANNUAL REPORT ARE INCLUDED WITH THIS NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND INFORMATION STATEMENT) WILL BE PROVIDED WITHOUT CHARGE.

                                      APPENDIX A


                                  AGENDA FOR

                                AUDIT COMMITTEE

                                      OF

                          DIALYSIS CORPORATION OF AMERICA

                               -----------------

1. Although each member has reviewed and signed the annual report, it is suggested that the Annual Report on Form 10-K and all financial information which is attached be reviewed.

2. Contact Daniel Ouzts (Chief Financial Officer) and discuss the Company's financial operations and system of internal controls and regarding financial statements, and legal compliance (i.e., what is in place, and what additional policies should be put in place); review the entire Company's accounting and financial reporting processes - audit committee is responsible to monitor the Company's reporting processes and internal control system.

3. Set up a meeting of the audit committee, whether in person or tele-phonically, as one of the first of its four required meetings (more may be necessary, depending upon the circumstances) to review responsibilities, establish agendas for meetings with the outside auditors, with management, with internal accounting departments, review and suggest improvements to the audit committee charter, and prepare the review for the upcoming second quarter Quarterly Report on Form 10-Q, which is to be filed no later than August 15, 2000; have either counsel or someone at the meeting maintain minutes; possibly engage in any other items set forth in the Audit Committee Charter under the caption "Responsibilities - Administrative."

4. Set up a meeting with the independent accountants to review the financial statements of the Company for the upcoming Quarterly Report on Form 10-Q, review the fees and charges for the annual report, and any and all other services (see Item 3 of the charter under "Responsibilities Independent Auditor/Audit").

5. Set up a meeting with management to discuss the internal controls, the discussions with the independent auditors, and any other issues you might have, based upon your discussions with the auditors as to the auditors' audit plan, any difficulties in the audit or disputes with management, etc., and review the adequacy and effectiveness of the accounting and financial personnel and controls of the Company, and attempt to make recommendations for improvement (see "Responsibilities - Financial Processes and Reporting" in the Audit Committee Charter).

                          AUDIT COMMITTEE CHARTER


Organization

     There shall be a committee of the board of directors known as the audit committee.


Composition

     The audit committee shall initially be composed of no less than two directors as determined by the board, each of which shall be independent as defined in Nasdaq Market Place Rule 4200(a)(15).

     On or before June 14, 2001, the audit committee will be composed of three or more independent directors as determined by the board, and free from any relationship that, in the opinion of the board, would interfere with the exercise of his or her independent judgment as a member of the audit committee. At that time, all members of the audit committee shall have a working knowledge of basic finance and accounting practices, and at least one member of the audit committee shall have accounting or related financial management expertise. The audit committee members may enhance their knowledge and familiarity with finance and accounting by participating in educational programs.

     The members of the audit committee shall be elected by the board at the annual organizational meeting of the board, or until their successors shall be duly elected and qualified. The members of the audit committee may designate a chairman by a majority vote of the full audit committee, or the chairman of the audit committee may otherwise be elected by the full board of directors.


Statement of Policy

     The audit committee shall provide assistance to the board of directors in fulfilling their responsibility to the shareholders and the investment community relating to accounting, reporting practices, and the quality and integrity of financial reports of the Company. To accomplish these ends, the audit committee will maintain open communication between the board of directors, the independent auditors, the internal accountants, and management of the Company.

     The primary function of the audit committee in assisting the board in fulfilling its oversight responsibilities will include reviewing:

     o the financial reports and other financial information provided by the Company to any governmental body or the public
     o the Company's systems of internal controls regarding finance, accounting and legal compliance that management and the board of directors have established

     o the Company's auditing, accounting, and financial reporting processes generally

     The audit committee will attempt to encourage continuous improvement of, and will attempt to foster adherence to, the Company's policies, procedures and practices at all levels. Specifically, the audit committee's primary duties and responsibilities are to:

     o serve as the independent and objective entity to monitor the Company's financial reporting processes and internal control system
     o review and appraise the audit efforts of the Company's independent auditors and internal accounting department
     o provide a channel of communication among the independent auditors, financial and senior management, the internal accounting department, and the board of directors

     The audit committee will primarily fulfill these responsibilities by carrying out the activities enumerated below.


Meetings

     The audit committee shall meet at least four times annually, or more frequently as circumstances dictate, exclusive of other parties. In addition, to satisfy its responsibilities, the audit committee should meet at least annually with management, the members or head of the internal accounting department, and the independent auditors, in separate and/or joint executive sessions with a combination of any of the aforementioned parties to discuss any matters that the audit committee or each of these groups believe should be discussed in order to strengthen the effectiveness of the audit committee, and to provide for accountability among the Company's audit committee, outside directors, and management, and to enhance the reliability and credibility of financial statements of the Company.

     Further, the audit committee, or at least its chairman, should meet with the independent auditors and management quarterly to review the Company's financial statements, consistent with the Company's requirements in filing quarterly reports and annual reports as otherwise set forth in this Charter. Special meetings may be called by the chairman of the audit committee, or at the request of the independent auditors.


Responsibilities

     In carrying out its responsibilities, the audit committee will:

     Administrative

     1.  Create an agenda for the upcoming year.
     2. Review and update this Charter periodically, at least annually, as conditions dictate.

     3. Maintain minutes and other records of meetings and activities of the audit committee.
     4. Review the powers of the audit committee, and report and make recommendations to the board of directors on its responsibilities.
     5. Conduct or authorize investigations into any matters within the audit committee's scope of responsibilities; the audit committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.
     6. Consider such other matters in relation to the financial affairs of the Company and its accounts as the audit committee may, at its discretion, determine to be advisable.
     7. Perform such other functions as assigned by law, the Company's charter or bylaws, or the board of directors.
     8. The duties and responsibilities of a member of the audit committee are in addition to those duties set out for a member of the board of directors.

     Independent Auditor/Audit

     1. Recommend to the board of directors the selection of the independent auditors.
     2. Meet with the independent auditors and financial management of the Company to review the annual engagement letter, the scope of the proposed audit for the current year, and the audit procedures to be utilized; consider the fees for the audit; at the conclusion thereof, review such audit, including any comments or recommendations of the independent auditors.
     3. Confirm and assure the independence of the independent auditors, including a review of management consulting services and related fees provided by the independent auditors, and all other significant relationships the independent auditors may have with the Company; receive from the independent auditors a written statement delineating all relationships between the independent auditors and the Company, consistent with Independent Standards Board Standard 1, and actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors.
     4. Review with management and the independent auditors the completion of the annual examination, any significant changes in the independent auditors' audit plan, any difficulties or disputes with management encountered during the course of the audit, and other matters related to the content of the audit, which are to be communicated to the audit committee under generally accepted auditing standards.
     5. Approve any proposed discharge of the independent auditors when circumstances warrant.

     Financial Processes and Reporting

     1. Review with the independent auditors and with the Company's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures, or particular areas where new or more detailed controls or procedures are desirable; particular emphasis should be given to the adequacy of such internal controls and computerized information systems controls and security, to expose any payments, transac-tions or procedures that might be deemed illegal or otherwise improper; periodically consult with the independent auditors out of the presence of management about internal controls.
     2.  Review the internal accounting functions of the Company.
     3. Review the financial statements contained in the annual report to shareholders and other filings with the SEC and other published documents containing the Company's financial statements and consider whether the information contained in these documents is consistent with the disclosure and content of the financial statements; any changes in accounting principles to be reviewed.
     4.  Consider and review with management and the chief financial officer:

         o  significant findings during the year, including the status of previous audit recommendations and management's responses thereto
         o  any difficulties encountered in the course of the audit, including any restrictions on the scope of the work or access to required information
         o  any changes required in the planned scope of the audit
         o  the internal accounting department budget and staffing

     5. Review and concur on the appointment, replacement, reassignment, or dismissal of chief financial officer or other director of internal accounting (or auditing).
     6. Review accounting and financial human resources and succession planning within the Company.
     7. Inquire of management, the chief financial officer or the director of internal accounting (or auditing), and the independent auditors about significant risks or exposures, and assess the steps management has taken to minimize such risks to the Company.
     8. Review policies and procedures and general controls relating to officers' expense accounts and perquisites, including the use of corporate assets, and consider the results of any review of these areas by the internal accounting department or the independent auditors.
     9. Review legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.
     10. Review with management, the independent auditors, and the internal accounting department the interim financial reports before such are filed with the SEC or other regulators; review press releases with regard to interim financial reports.
     11. Review any internal reports to management prepared by the internal accounting department and management's response.

     Reports and Meetings with Management, Auditors, and Internal Accountants

     1. Meet with the chief financial officer or director of internal accounting (or auditing), the independent auditors, and management in separate executive sessions to discuss any matters that the audit committee or these groups should discuss privately with the audit committee.
     2. Prepare a letter for inclusion in the annual report that describes the audit committee's composition and responsibilities and how they were discharged.
     3. Meet and review with counsel any legal matter that could have a significant impact on the Company's financial statements.

     Limitations

     The audit committee is responsible for the duties set forth in this Charter, but is not responsible for either the preparation of the financial statements or the auditing of the financial statements. Management has the responsibility for preparing the financial statements and implementing internal controls, and the independent accountants have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls. The review of the financial statements by the audit committee is not an audit. The audit is performed by the independent outside auditors. In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible in order to best react to a changing environment.